Calculation of Filing Fee Tables
S-8
IMPINJ INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.001 par value per share, reserved for issuance under the 2026 Plan	Other	2,000,000	$ 134.35	$ 268,700,000.00	0.0001381	$ 37,107.47
2	Equity	Common Stock, $0.001 par value per share, reserved for issuance under the 2026 Plan	Other	1,926,082	$ 134.35	$ 258,769,116.70	0.0001381	$ 35,736.02
Total Offering Amounts:						$ 527,469,116.70		$ 72,843.49
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 72,843.49
Offering Note
[1]	(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 shall also cover any additional shares of the registrant's common stock, par value $0.001 per share (the "Common Stock") that become issuable under the 2026 Equity Incentive Plan (the "2026 Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant's receipt of consideration that increases the number of the registrant's outstanding shares of Common Stock. (2) Represents shares of Common Stock reserved for issuance pursuant to future awards under the 2026 Plan. (4) Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for purposes of calculating the registration fee on the basis of $134.35 per share, which represents the average of the high and low prices of our common stock on May 20, 2026, as reported on the Nasdaq Global Select Market.

[2]	(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 shall also cover any additional shares of the registrant's common stock, par value $0.001 per share (the "Common Stock") that become issuable under the 2026 Equity Incentive Plan (the "2026 Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant's receipt of consideration that increases the number of the registrant's outstanding shares of Common Stock. (3) Represents up to an additional 1,926,082 shares of Common Stock that may become issuable under the 2026 Plan pursuant to its terms, consisting of shares of Common Stock subject to awards granted under the Company's 2016 Equity Incentive Plan (the "2016 Plan") that, on or after the stockholder approval date of the 2026 Plan, with respect to any options and stock appreciation rights, expire or become unexercisable without having been exercised in full, or with respect to any other types of awards under the 2016 Plan, are forfeited to or repurchased by the registrant due to failure to vest, or are not issued under an award due to the award being paid out in cash rather than shares of Common Stock.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources